EXHIBIT 99.1

EMPIRE PETROLEUM ANNOUNCES RESULTS FOR FOURTH QUARTER AND FULL YEAR 2023

~ Starbuck Drilling Program in North Dakota Continuing to Provide Encouraging Results ~

TULSA, OK – (April 1, 2024) – Empire Petroleum (NYSE American: EP) (“Empire” or the “Company”), an oil and gas company with producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana today announced operational and financial results for the fourth quarter and full year of 2023, including year-end 2023 proved reserves.

KEY Q4 AND FULL YEAR HIGHLIGHTS

•	Produced fourth quarter 2023 net sales volumes of 2,011 barrels of oil equivalent per day (“Boe/d”) (64% oil, 16% natural gas liquids (“NGLs”) and 20% natural gas;

o	Full year 2023 production was 2,099 Boe/d (64% oil, 18% NGLs, and 18% natural gas);

•	Posted a net loss $4.8 million, or $0.20 per diluted share, for the fourth quarter 2023 and a net loss of $12.5 million, or $0.55 per diluted share, for full year 2023;

o	Contributing to the results were higher expenses associated with an increase in LOE including workovers, DD&A, and G&A to include the additional cost to build out the professional team to support current operations and future growth, and lower sequential year over year pricing;

•	Year-end 2023 proved reserves were 9.1 million barrels of oil equivalent (“MMBoe”), and the standardized measure of SEC proved reserves discounted at 10% was $83.0 million; The decrease in reserves year over year is primarily due to a decrease in the SEC mandated prices used to value oil, natural gas and NGL reserves;

•	Initiated technical work for production uplift opportunities on Empire’s New Mexico assets, including a pilot drilling program in New Mexico that is expected to begin later in 2024; and

•	Completed a $20 million equity raise.

1

2024 OUTLOOK

•	North Dakota, Williston Basin, Starbuck Field EOR development project: Six horizontal wells online, more under development in the Upper Charles formation and to be expanded in other development formations;

o	Currently, most of the horizontal laterals have been completed for the initial EOR development;

o	The first stage of injectors and infrastructure are to be completed in Q2;

o	The initial impact on production is anticipated in Q3 to Q4 and beyond;

o	The core data collected is currently being evaluated on the key new zones of potential development;

o	The completion of the 3-D seismic shoot and all 3-D processing anticipated in Q2; and

o	Further data analysis will provide the direction for future development activities by Q3

•	New Mexico, Permian Basin: Further evaluating flood performance optimization and new drill opportunities in the Company’s three prolific waterflood units in Lea County, NM: EMSU, EMSU-B and AGU;

•	Texas, Fort Trinidad Field and Empire’s other acreage nearby: under technical and economic review are potentially several development opportunities, with the goal of commencing later this year;

•	Reserves:

o	Anticipate the Starbuck Field EOR development and other Company recompletions, workovers, and drilling to increase proved reserves during 2024; and

o	Anticipate increasing reserve base lending and adding to Empire’s capacity to further develop its assets.

2

MANAGEMENT COMMENTARY

Mike Morrisett, President and Chief Executive Officer of Empire, commented, “We are committed to executing on our targeted plan for developing our unique asset base. We see significant potential given our top-notch group of technical professionals led by the oversight of Phil Mulacek. Bottom line, we are looking at 2024 to be a real turning point for Empire. As always, I want to thank all our employees, consultants and vendors for their continued hard work and dedication.”

Phil Mulacek, Chairman of the Board, expanded “As we discussed in our update last month, we continue to learn a substantial amount about the North Dakota field and reservoir, and continue to refine our EOR drilling and completion techniques. As always, our focus remains on driving excellent well economics within our North Dakota operations, and we have been pleased to see significant per well cost reduction with the most recent wells drilled, which drives better immediate and long-term economics. All this while we gather the core technical data to vastly improve Empire’s forward development activities in the EOR and other development structures.”

Mr. Mulacek concluded, “We are also excited about the development opportunities we see in our remaining attractive asset portfolio. This includes a near term focus on our New Mexico assets, including the potential to begin a pilot drilling program in New Mexico later this year. We look forward to keeping everyone apprised of our progress.”

FINANCIAL AND OPERATIONAL RESULTS FOR FOURTH QUARTER 2023

	Q4 2023	Q3 2023	% Change Q4 2023 vs. Q3 2023[2]	Q4 2022	% Change Q4 2023 vs. Q4 2022[2]

Net sales (Boe/d)	2,011	2,048	(2%)	2,149	(6%)
Net sales (Boe)	185,009	188,396	(2%)	197,712	(6%)
Realized price ($/Boe)	$53.50	$54.75	(2%)	$55.59	(4%)
Product Revenue ($M)	$9,898	$10,315	(4%)	$10,991	(10%)
Net income (loss) ($M)	$(4,797)	$(2,748)	(75%)	$(2,290)	(109%)
Adjusted net income (loss) ($M)[1]	$(5,753)	$(1,462)	NM	$(894)	NM
Adjusted EBITDA ($M)[1]	$(2,917)	$134	NM	$1,308	NM

Net sales for the fourth quarter of 2023 were 2,011 Boe/d, including 1,294 barrels of oil per day; 326 barrels of NGLs per day, and 2,346 thousand cubic feet per day (“Mcf/d”), or 391 Boe/d, of natural gas.

Empire reported $11.2 million of total revenue for the fourth quarter of 2023 versus $9.1 million for the third quarter of 2023. Contributing to the increase was a $1.3 million net gain on derivatives versus a derivatives net loss on derivatives of $1.2 million in the third quarter. Partially offsetting the change in derivatives gains was the decline in production and realized prices together with higher overall operating expenses further explained below.

________________

1 Adjusted Net Income (Loss), EBITDA and Adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Information” section later in this release for more information, including reconciliations to the most comparable GAAP measure.

2 NM: A percentage calculation is not meaningful due to change in signs, a zero-value denominator or a percentage change greater than 200.

3

Lease operating expenses for the fourth quarter of 2023 were $8.0 million versus $7.1 million for the third quarter of 2023. Primarily driving the increase was the workover operations in North Dakota and New Mexico and more wells being brought online.

Production and ad valorem taxes for the fourth quarter of 2023 remained steady at $0.8 million.

General and administrative expenses, excluding share-based compensation expense, was $4.5 million, or $24.52 per Boe, in the fourth quarter of 2023 versus $2.6 million, or $13.70 per Boe, for the third quarter of 2023. Contributing to the increase was the hiring of additional professionals and staff to further support current operational needs as well as for the expected growth from Empire’s targeted capital development program.

Interest expense for the fourth quarter of 2023 was $0.3 million, which was slightly higher than $0.2 million for the third quarter.

Empire recorded a net loss for the fourth quarter of $4.8 million, or $0.20 per diluted share, versus a net loss of $2.7 million, or $0.12 per diluted share, in the third quarter of 2023 and a net loss of $2.3 million, or $0.10 per diluted share, in the fourth quarter of 2022.

The Company posted an adjusted net loss for the fourth quarter of 2023 of $5.8 million, or $0.24 per diluted share, versus an adjusted net loss of $1.5 million, or $0.06 per diluted share, for the third quarter of 2023 and an adjusted net loss of $0.894 million, or $0.04 per diluted share, for the fourth quarter of 2022.

Adjusted EBITDA was a loss of $2.9 million for the fourth quarter of 2023 compared to Adjusted EBITDA income of $0.1 million in the third quarter of 2023 and Adjusted EBITDA income of $1.3 million for the fourth quarter of 2022.

CAPITAL SPENDING, BALANCE SHEET & LIQUIDITY

For the three months and twelve months ended December 31, 2023, the Company invested approximately $19 million and $27 million, respectively, in capital expenditures. Looking at full year 2023, this included approximately $2 million related to acquisitions. Non-acquisition spending of approximately $25 million primarily reflects the development of Empire’s North Dakota operations.

As of December 31, 2023, Empire had approximately $8 million in cash on hand and approximately $5.5 million available on its credit facility.

FINANCIAL AND OPERATIONAL RESULTS FOR FULL YEAR 2023

	FY 2023	FY 2022	% Change FY 2023 vs. FY 2022[2]

Net sales (Boe/d)	2,099	2,163	(3)%
Net sales (Boe)	766,261	789,567	(3)%
Realized price ($/Boe)	$52.29	$67.34	(22)%
Product Revenue ($M)	$40,072	$53,172	(25)%
Net income (loss) ($M)	$(12,470)	$7,084	NM
Adjusted net income (loss) ($M)[1]	$(11,673)	$12,265	NM
Adjusted EBITDA ($M)[1]	$(2,384)	$19,062	NM

________________

1 Adjusted Net Income (Loss), EBITDA and Adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Information” section later in this release for more information, including reconciliations to the most comparable GAAP measure.

2 NM: A percentage calculation is not meaningful due to change in signs, a zero-value denominator or a percentage change greater than 200.

4

Net sales for the full year of 2023 were 2,099 Boe/d, including 1,337 barrels of oil per day; 373 barrels of NGLs per day; and 2,340 Mcf/d, or 390 Boe/d, of natural gas.

Total revenues for 2023 decreased compared to the prior year primarily due to lower realized oil, natural gas and NGL prices and lower NGL volumes, partially offset by higher oil volumes in North Dakota.

Lease operating expense includes approximately $12.0 million of workover expense for 2023 as compared to approximately $7.9 million for 2022. Lease operating expense was higher in 2023 primarily due to higher workover activities.

Production taxes were lower for 2023 compared to 2022 because of the lower product revenues discussed above.

General and administrative expenses, excluding share-based compensation, was $12.0 million, or $15.71 per Boe, for full year 2023 versus $9.6 million, or $12.18 per Boe, for full year 2022.

Interest expense for full year 2023 was $1.0 million compared to $0.5 million for 2022. Cash-based interest expense increased as higher interest rates were partially offset by a lower outstanding balance under the Company’s credit facility.

Empire posted a net loss for full year 2023 of $12.5 million, or $0.55 per diluted share, versus net income of $7.1 million, or $0.30 per diluted share, for full year 2022. The Company posted an adjusted net loss for full year 2023 of $11.7 million, or $0.51 per diluted share, versus adjusted net income of $12.3 million, or $0.52 per diluted share, for 2022. Adjusted EBITDA was a loss of $2.4 million in 2023 versus Adjusted EBITDA income of $19.1 million in 2022.

YEAR-END 2023 PROVED RESERVES

The Company’s year-end 2023 SEC proved reserves were 9.1 MMBoe compared to 13.2 MMBoe at year-end 2022. The Company recorded 0.2 MMBoe for extensions, discoveries, and improved recovery, as well as 0.04 MMBoe for acquisitions.

Year-end 2023 SEC proved reserves were comprised of approximately 76% crude oil, 13% NGL’s, and 11% natural gas. At year end, 100% of 2023 proved reserves were classified as proved developed.

	Oil (MBbls)	Gas (MMcf)	NGL (MBbls)	MBOE
Balance, December 31, 2021	8,448	11,208	87	10,404
Acquisition of Reserves	650	205	61	745
Revisions	(350)	1,834	2,248	2,203
Extensions	561	566	27	682
Production	(483)	(876)	(161)	(790)
Balance, December 31, 2022	8,826	12,937	2,262	13,244
Acquisition of Reserves (a)	36	19	5	44
Revisions (b)	(1,625)	(5,998)	(960)	(3,585)
Extensions	175	—	—	175
Production	(488)	(854)	(136)	(766)
Balance, December 31, 2023	6,924	6,104	1,171	9,112
(a)	2023 acquisitions primarily relate to additional working interests in certain of the Company’s New Mexico properties. The 2022 acquisitions relate to small acquisition in Empire’s Rockies and New Mexico regions.
(b)	The revisions in 2023 are primarily related to decreases in prices.

5

The standardized measure of the Company’s reported SEC proved reserves, discounted at 10%, at year-end 2023 was $83.0 million. As of December 31 for each year:

	2023	2022
Future cash inflows	$543,067,776	941,172,544
Future production costs	(350,439,800)	(509,154,924)
Future development costs	(42,475,160)	(55,901,780)
Future income tax expense	(25,201,886)	(90,724,632)
Future net cash flows	124,950,930	285,391,208
10% annual discount for estimated timing of cash flows	(41,934,370)	(137,723,795)
Standardized measure	$83,016,560	147,667,413

The 12-month average prices were adjusted to reflect applicable transportation and quality differentials on a well-by-well basis to arrive at realized sales prices used to estimate the properties' reserves. The prices for the properties' reserves were as follows:

	2023	2022
Oil (BBl)	$75.65	$91.14
Natural gas (MMBtu)	$1.51	$4.23
NGLs (BBL)	$9.82	$36.29

Changes in the Standardized Measure of Discounted Future Net Cash Flows at 10% per annum are as follows as of December 31 for each year:

	2023	2022
Beginning of year	$147,667,413	93,852,093
Net change in prices and production costs	(71,619,375)	24,651,555
Net change in future development costs	3,314,220	(7,141,431)
Oil and gas net revenue	(6,256,366)	(21,418,327)
Extensions	4,684,473	11,037,719
Acquisition of reserves	526,848	12,043,912
Revisions of previous quantity estimates	(55,329,684)	46,871,217
Net change in taxes	33,317,731	(32,133,473)
Accretion of discount	19,542,907	10,939,619
Changes in timing and other	7,168,393	8,964,529
End of year	$83,016,560	147,667,413

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ABOUT EMPIRE PETROLEUM

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana. Management is focused on organic growth and targeted acquisitions of proved developed assets with synergies with its existing portfolio of wells. More information about Empire can be found at www.empirepetroleumcorp.com.

SAFE HARBOR STATEMENT

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy, and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2023, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and other risks and uncertainties related to the conduct of business by the Company. Other than as required by applicable securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations, or otherwise.

CONTACTS

Empire Petroleum Corporation

Mike Morrisett, President & CEO

539-444-8002

info@empirepetrocorp.com

Investor Relations

Al Petrie Advisors

Wes Harris, Partner

281-740-1334

wes@alpetrie.com

7

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2023	2023	2022	2023	2022
Revenue:
Oil Sales	$9,106,041	$9,492,127	$9,731,245	$36,684,494	$44,978,554
Gas Sales	410,816	411,217	802,425	1,726,754	4,534,370
Natural Gas Liquids ("NGLs") Sales	381,497	411,624	457,504	1,660,256	3,659,451
Total Product Revenues	9,898,354	10,314,968	10,991,174	40,071,504	53,172,375
Other	15,705	17,050	30,552	70,480	102,429
Gain (Loss) on Derivatives	1,253,708	(1,185,921)	(294,190)	(65,693)	(387,930)
Total Revenue	11,167,767	9,146,097	10,727,536	40,076,291	52,886,874

Costs and Expenses:
Lease Operating Expense	7,956,264	7,050,054	6,602,984	28,625,481	23,584,039
Production and Ad Valorem Taxes	772,781	792,241	792,141	3,044,411	3,943,466
Depletion, Depreciation & Amortization	1,035,059	727,943	519,403	3,096,533	1,949,191
Accretion of Asset Retirement Obligation	478,881	470,505	348,799	1,756,022	1,357,906
Impairment	—	—	936,620	—	936,620
General and Administrative Expense:
General and Administrative	4,536,237	2,580,464	2,699,880	12,034,184	9,614,948
Stock-Based Compensation	855,514	158,792	1,043,718	3,144,751	2,716,541
Total General and Administrative Expense	5,391,751	2,739,256	3,743,598	15,178,935	12,331,489

Total Cost and Expenses	15,634,736	11,779,999	12,943,545	51,701,382	44,102,711

Operating Income (Loss)	(4,466,969)	(2,633,902)	(2,216,009)	(11,625,091)	8,784,162

Other Income and (Expense):
Interest Expense	(328,445)	(249,796)	(161,777)	(1,000,427)	(509,540)
Other Income (Expense)	465	1,350	297,165	23,721	(981,595)
Income (Loss) before Taxes	(4,794,949)	(2,882,348)	(2,080,621)	(12,601,797)	7,293,027

Income Tax (Provision) Benefit	(2,528)	134,720	(208,898)	132,192	(208,898)

Net Income (Loss)	$(4,797,477)	$(2,747,628)	$(2,289,519)	$(12,469,605)	$7,084,129

Net Income (Loss) per Common Share:
Basic	$(0.20)	$(0.12)	$(0.10)	$(0.55)	$0.34
Diluted	$(0.20)	$(0.12)	$(0.10)	$(0.55)	$0.30
Weighted Average Number of Common Shares Outstanding:
Basic	23,912,271	22,727,639	22,037,872	22,718,890	21,003,563
Diluted	23,912,271	22,727,639	22,037,872	22,718,890	23,387,646

8

EMPIRE PETROLEUM CORPORATION

Condensed Operating Data

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2023	2023	2022	2023	2022

Net Sales Volumes:
Oil (Bbl)	119,022	120,177	121,592	487,869	482,818
Natural gas (Mcf)	215,855	195,908	221,818	854,274	875,647
Natural gas liquids (Bbl)	30,011	35,568	39,150	136,013	160,809
Total (Boe)	185,009	188,396	197,712	766,261	789,567

Average daily equivalent sales (Boe/d)	2,011	2,048	2,149	2,099	2,163

Average Price per Unit:
Oil ($/Bbl)	$76.51	$78.98	$80.03	$75.19	$93.16
Natural gas ($/Mcf)	$1.90	$2.10	$3.62	$2.02	$5.18
Natural gas liquids ($/Bbl)	$12.71	$11.57	$11.69	$12.21	$22.76
Total ($/Boe)	$53.50	$54.75	$55.59	$52.29	$67.34

Operating Costs and Expenses per Boe:
Lease operating expense	$43.00	$37.42	$33.40	$37.36	$29.87
Production and ad valorem taxes	$4.18	$4.21	$4.01	$3.97	$4.99
Depreciation, depletion, amortization and accretion	$8.18	$6.36	$4.39	$6.33	$4.19
General & administrative expense:
General & administrative expense	$24.52	$13.70	$13.65	$15.71	$12.18
Stock-based compensation	$4.62	$0.84	$5.28	$4.10	$3.44
Total general & administrative expense	$29.14	$14.54	$18.93	$19.81	$15.62

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EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2023	2022

ASSETS
Current Assets:
Cash	$7,792,508	$11,944,442
Accounts Receivable	8,354,636	7,780,239
Derivative Instruments	406,806	121,584
Inventory	1,433,454	1,840,274
Prepaids	757,500	1,048,434
Total Current Assets	18,744,904	22,734,973

Property and Equipment:
Oil and Natural Gas Properties, Successful Efforts	93,509,803	63,986,339
Less: Accumulated Depreciation, Depletion and Impairment	(22,996,805)	(20,116,696)
Total Oil and Gas Properties, Net	70,512,998	43,869,643
Other Property and Equipment, Net	1,883,211	1,441,529
Total Property and Equipment, Net	72,396,209	45,311,172

Sinking Fund	—	2,779,000
Other Noncurrent Assets	1,474,503	719,930

TOTAL ASSETS	$92,615,616	$71,545,075

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$16,437,219	$5,843,366
Accrued Expenses	7,075,302	9,461,010
Current Portion of Lease Liability	432,822	256,975
Current Portion of Note Payable - Related Party	1,060,004	—
Current Portion of Long-Term Debt	44,225	2,059,309
Total Current Liabilities	25,049,572	17,620,660

Long-Term Debt	4,596,775	4,063,115
Term Note Payable - Related Party	—	1,076,987
Long-Term Lease Liability	544,382	547,692
Asset Retirement Obligations	27,468,427	25,000,740
Total Liabilities	57,659,156	48,309,194

Stockholders' Equity:
Series A Preferred Stock - $.001 Par Value, 10,000,000 Shares Authorized, 6 and 6 Shares Issued and Outstanding, Respectively	—	—
Common Stock - $.001 Par Value, 190,000,000 Shares Authorized, 25,503,530 and 22,093,503 Shares Issued and Outstanding, Respectively	85,025	81,615
Additional Paid-in-Capital	99,490,253	75,303,479
Accumulated Deficit	(64,618,818)	(52,149,213)
Total Stockholders' Equity	34,956,460	23,235,881

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$92,615,616	$71,545,075

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EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022

Cash Flows From Operating Activities:
Net Income (Loss)	$(4,797,477)	$(2,747,628)	$(2,289,519)	$(12,469,605)	$7,084,129

Adjustments to Reconcile Net Income (Loss) to Net Cash
Provided By Operating Activities:
Stock Compensation and Issuances	855,513	158,792	1,043,929	3,144,750	2,716,752
Amortization of Right of Use Assets	135,733	124,171	128,613	423,689	263,847
Depreciation, Depletion and Amortization	1,035,059	727,943	519,403	3,096,533	1,949,191
Accretion of Asset Retirement Obligation	478,881	470,505	348,799	1,756,022	1,357,906
(Gain) Loss on Derivatives	(1,253,708)	1,185,921	294,190	65,693	387,930
Settlement on or Purchases of Derivative Instruments	(266,653)	(45,855)	(15,461)	(353,695)	(260,266)
Impairment	—	—	936,620	—	936,620
Loss on XTO Final Settlement	—	—	—	—	1,448,363
PIE-Related Expense	—	—	—	—	1,399,030
Change in Operating Assets and Liabilities:
Accounts Receivable	(1,128,490)	467,151	(2,116,239)	(2,700,528)	(1,812,230)
Inventory, Oil in Tanks	131,230	(26,255)	(234,917)	(160,827)	(802,394)
Prepaids, Current	(165,768)	202,867	(323,950)	745,648	(369,312)
Accounts Payable	556,917	1,892,377	2,991,255	751,355	526,682
Accrued Expenses	649,185	(89,808)	2,136,000	(3,082,928)	3,616,826
Other Long Term Assets and Liabilities	(160,691)	(292,782)	(270,107)	(1,103,607)	(387,292)
Net Cash Provided By Operating Activities	(3,930,269)	2,027,399	3,148,616	(9,887,500)	18,055,782

Cash Flows from Investing Activities:
Acquisition of Oil and Natural Gas Properties	—	(1,424,419)	(497,613)	(2,094,419)	(2,702,613)
Additions to Oil and Natural Gas Properties	(8,950,338)	(2,468,688)	(8,658,811)	(14,546,873)	(10,161,711)
Purchase of Other Fixed Assets	(173,337)	(26,478)	(3,442)	(352,851)	(311,229)
Cash Paid for Right of Use Assets	(124,485)	(223,606)	(133,690)	(552,196)	(268,934)
Sinking Fund Deposit	—	—	2,671,000	2,779,000	2,031,000
Net Cash Used In Investing Activities	(9,248,160)	(4,143,191)	(6,622,556)	(14,767,339)	(11,413,487)

Cash Flows from Financing Activities:
Proceeds from Debt Issued	4,492,484	10,000,000	—	14,492,484	—
Principal Payments of Debt	(4,517,576)	(644,224)	(315,673)	(6,450,774)	(1,699,840)
Proceeds from Option and Warrant Exercises	9,961,195	2,500,000	212	12,461,195	3,390,115
Net Cash Provided By (Used In) Financing Activities	9,936,103	11,855,776	(315,461)	20,502,905	1,690,275

Net Change in Cash	(3,242,326)	9,739,984	(3,789,401)	(4,151,934)	8,332,570

Cash - Beginning of Period	11,034,834	1,294,850	15,733,843	11,944,442	3,611,871

Cash - End of Period	$7,792,508	$11,034,834	$11,944,442	$7,792,508	$11,944,441

Supplemental Cash Flow Information:
Cash Paid for Interest				$650,637	$473,205

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Empire Petroleum Corporation

Non-GAAP Information

Certain financial information included in Empire’s financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures include “Adjusted Net Income (Loss)”, “EBITDA” and “Adjusted EBITDA”. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies. Adjusted Net Income (Loss) is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current periods to prior periods.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022

Net Income (Loss)	$(4,797,477)	$(2,747,628)	$(2,289,519)	$(12,469,605)	$7,084,129

Adjusted for:
(Gain) loss on derivatives	(1,253,708)	1,185,921	294,190	65,693	387,930
Settlement on or purchases of derivative instruments	(266,653)	(45,855)	(15,449)	(353,695)	(260,266)
CEO severance (including employer taxes)	—	—	—	374,820	—
COO severance (including employer taxes)	—	145,319	—	145,319	—
Write-off of JDA note receivable	—	—	—	—	1,399,030
XTO final settlement	—	—	—	—	1,448,363
Impairment	—	—	936,620	—	936,620
Settlement and fees related to Texas sales tax audit	—	—	180,040	—	1,269,358
Professional fees for potential financing transactions	564,588	—	—	564,588	—

Adjusted Net Income (Loss)	$(5,753,250)	$(1,462,243)	$(894,118)	$(11,672,880)	$12,265,164

Diluted Weighted Average Shares Outstanding	23,912,271	22,727,639	22,037,872	22,718,890	23,387,646

Adjusted Net Income (Loss) Per Share	$(0.24)	$(0.06)	$(0.04)	$(0.51)	$0.52

The Company defines Adjusted EBITDA as net income (loss) plus net interest expense, depreciation, depletion and amortization (“DD&A”), accretion, amortization of right of use assets and other items. Company management believes this presentation is relevant and useful because it helps investors understand Empire’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022

Net Income (Loss)	$(4,797,477)	$(2,747,628)	$(2,289,519)	$(12,469,605)	$7,084,128

Add Back:
Interest expense	328,445	249,796	161,777	1,000,427	509,540
DD&A	1,035,059	727,943	519,403	3,096,533	1,949,191
Accretion	478,881	470,505	348,799	1,756,022	1,357,906
Impairment	—	—	936,620	—	936,620
Amortization of right of use assets	135,733	124,171	128,613	423,689	263,847
Income taxes	2,528	(134,720)	—	(132,192)	—
EBITDA	$(2,816,831)	$(1,309,933)	$(194,307)	$(6,325,126)	$12,101,232

Adjustments:
Stock based Compensation	855,514	158,792	1,043,929	3,144,751	2,716,758
(Gain) loss on derivatives	(1,253,708)	1,185,921	294,190	65,693	387,930
Settlement on or purchases of derivative instruments	(266,653)	(45,855)	(15,449)	(353,695)	(260,266)
CEO severance (including employer taxes)	—	—	—	374,820	—
COO severance (including employer taxes)	—	145,319	—	145,319	—
Write-off of JDA note receivable	—	—	—	—	1,399,030
XTO final settlement	—	—	—	—	1,448,363
Settlement and fees related to Texas sales tax audit	—	—	180,040	—	1,269,358
Professional fees for potential financing transactions	564,588	—	—	564,588	—

Adjusted EBITDA	$(2,917,090)	$134,244	$1,308,403	$(2,383,650)	$19,062,405

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